EXHIBIT 99.(a)(xix)


                         SUNAMERICA FOCUSED SERIES, INC.

                              ARTICLES OF AMENDMENT

         SUNAMERICA FOCUSED SERIES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST:      The first sentence of Article SIXTH (a) of the
         charter of the Corporation is hereby amended to read in its entirety as follows:

                           SIXTH: (a) The total number of shares of stock of all classes and series which the Corporation has authority to issue is 3,000,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $300,000.

                  SECOND: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is 2,000,000,000 shares, of which 2,000,000,000 shares are Common Stock, $0.0001 par value per share.

                                    (b) As amended, the total number of shares
of stock of all classes which the Corporation has authority to issue is 3,000,000,000 shares, of which 3,000,000,000 shares are Common Stock, $0.0001 par value per share.

                                    (c) The aggregate par value of all shares
having a par value is $200,000 before the amendment and $300,000 as amended.

                                    (d) The shares of stock of the Corporation
are divided into classes, but the descriptions of each class of stock of the Corporation are not changed by the amendment.

                  THIRD: The foregoing amendment to the charter of the Corporation has been approved by a majority of the entire Board of Directors and the amendment is limited to a change expressly permitted by Section 2-105(c) of the Maryland General Corporation Law to be made without action by the stockholders.

                  FOURTH: The foregoing amendment to the charter of the Corporation shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.

                  FIFTH: The undersigned President of the Corporation

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acknowledges these Articles Supplementary to be the corporate act of the
Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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         IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 6th day of December, 2004.

ATTEST:                                      SUNAMERICA FOCUSED
                                             SERIES, INC.


------------------------------               ----------------------------(SEAL)
Joseph P. Kelly                              Vincent Marra
Secretary                                    President




























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